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Exhibit 10.2

SECURITY AGREEMENT

        This SECURITY AGREEMENT, dated as of September 12, 2002 (the "Security Agreement"), is executed by Aspeon, Inc., a Delaware corporation ("Debtor"), in favor of the investors listed on Schedule A (each a "Secured Party" and collectively, the "Secured Parties") to that certain Secured Convertible Note Purchase Agreement dated as of the date hereof (the "Purchase Agreement").

RECITALS

        A.    Debtor has executed Secured Convertible Promissory Notes (each a "Note" and collectively, the "Notes") in favor of the Secured Parties.

        B.    In order to induce each Secured Party to extend the credit evidenced by the Notes, Debtor has agreed to enter into this Security Agreement and to grant Collateral Agent the security interest in the Collateral described below.

AGREEMENT

        NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby agrees with Collateral Agent and the Secured Parties as follows:

        1.    Definitions and Interpretation.    When used in the Security Agreement, the following terms shall have the following respective meanings:

          "Collateral" shall have the meaning given to that term in Section 2 hereof.

          "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge, claim or other encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any agreement to give or refrain from giving a lien, mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge, claim or other encumbrance of any kind.

          "Obligations" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Debtor to the Secured Parties of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Notes and the Transaction Documents, including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by Debtor hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

          "Transaction Documents" shall mean this Security Agreement, the Purchase Agreement, the Notes and all other documents, instruments and agreements executed and delivered in connection herewith or therewith or in respect of the closing of the transactions contemplated hereby or thereby.

          "UCC" shall mean the Uniform Commercial Code as in effect in the State of California from time to time.

        Unless otherwise defined herein, all terms defined in the UCC shall have the respective meanings given to those terms in the UCC.

        2.    Grant of Security Interest.    As security for the Obligations, Debtor hereby grants to the Secured Parties a security interest in and Lien on all right, title and interest of Debtor in and to the property described in Exhibit A attached hereto (collectively and severally, the "Collateral"). Notwithstanding the foregoing, the security interest and Lien granted herein shall not extend to, and the term "Collateral" shall not include, any property, rights or licenses to the extent the granting of a security interest and Lien therein (i) would be contrary to applicable law or (ii) is prohibited by or would constitute a default under any agreement or document governing such property, rights or licenses (but only to the extent such prohibition is enforceable under applicable law), including any fixed assets that secure leased equipment under any lease or rental agreements.

        3.    Representations and Warranties.    Debtor represents and warrants to the Secured Parties that (a) Debtor is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time Debtor acquires rights in the Collateral, will be the owner thereof); and (b) the Secured Parties have (or in the case of after-acquired Collateral, at the time Debtor acquires rights therein, will have) a first priority perfected security interest in and Lien on the Collateral. Debtor further represents and warrants that the Debtor's rights in the Collateral constitute all requisite rights for the Debtor's business as now being conducted and as proposed to be conducted.

        4.    Covenants Relating to Collateral.    Debtor hereby agrees (a) to perform all acts that may be necessary to maintain, preserve, protect and perfect the Collateral, the security interest and Lien granted to the Secured Parties therein; (b) without written notice to the Secured Parties, not to change Debtor's name or place of business (or, if Debtor has more than one place of business, its chief executive office); and (c) to comply with all material requirements of law relating to the production, possession, operation, maintenance and control of the Collateral.

        5.    Debtor Remains Liable.    Anything herein to the contrary notwithstanding, (i) Debtor shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if the Security Agreement had not been executed, (ii) the exercise by any Secured Party of any of the rights hereunder shall not release Debtor from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral and (iii) no Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of the Security Agreement, not shall any Secured Party be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect to enforce any such contract, agreement or other document included in the Collateral hereunder.

        6.    Continuing Security Interest.    Debtor agrees that the Security Agreement shall create a continuing security interest and Lien in the Collateral which shall remain in effect until indefeasible payment and performance in full of all of the Obligations.

        7.    Separate Obligations and Liens.    Debtor acknowledges and agrees that (i) the Obligations represent separate and distinct indebtedness, obligations and liabilities of Debtor to each of the Secured Parties, which Debtor is separately obligated to each Secured Party to pay and perform, in each case regardless of whether or not any indebtedness, obligation or liability to any other Secured Party or any other person or entity, or any agreement, instrument or guaranty that evidences any such other indebtedness, liability or obligation, or any provision thereof, shall for any reason be or become void, voidable, unenforceable or discharged, whether by payment, performance, avoidance or otherwise; (ii) the Lien that secures each of the Secured Parties' respective Obligations (A) is separate and distinct from any and all other Liens on the Collateral, (B) is enforceable without regard to whether or not any other Lien shall be or become void, voidable or unenforceable or the indebtedness, obligations or liabilities secured by any such other Lien shall be discharged, whether by payment, performance, avoidance or otherwise, and (C) shall not merge with or be impaired by any other Lien.

        8.    Default and Remedies.    Debtor shall be deemed in default under the Security Agreement upon the occurrence and during the continuance of an Event of Default (as defined in the Notes). Upon the occurrence and during the continuance of any such Event of Default, the Secured Parties shall have the rights of a secured creditor under the UCC and all rights granted by the Security Agreement and by law. In the event the Secured Parties exercise their rights to remedies hereof, the proceeds from disposition of the Collateral shall be allocated among the Secured Parties pro rata in accordance with their respective unpaid principal amounts.

        9.    Collateral Agent.    At any time or times, in order to comply with any legal requirement in any jurisdiction or in order to effectuate any provision of the Security Agreement as determined in the discretion of the holders holding a majority of the aggregate principal amount of the then outstanding Notes (the "Majority Note Holders"), the Majority Note Holders may, without the consent of or notice to Debtor, appoint any Secured Party, or any bank or trust company or any other person or entity to act as collateral agent (the "Collateral Agent"), either jointly with any Secured Party or separately, on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and specified in the instrument of appointment. Debtor acknowledges that (i) the rights and responsibilities of the Collateral Agent under this Agreement or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the matters as among the Secured Parties and the Collateral Agent to which Debtor shall not be a third party or other beneficiary; and (ii) as between the Collateral Agent and Debtor, the Collateral Agent shall be conclusively presumed to be acting as agent for itself and the Secured Parties with full and valid authority so to act or refrain from acting. Debtor shall irrevocably appoint Collateral Agent as its attorney-in-fact and agrees that Collateral Agent may perform (but Collateral Agent shall not be obligated to and shall incur no liability to Debtor or any third party for failure so to do) any act which Debtor is obligated by this Security Agreement to perform, and to exercise such rights and powers as Debtor might exercise with respect to the Collateral.

        10.    Miscellaneous.

          (a)    Notices.    All notices and other communications required or permitted hereunder shall be in writing and shall be either mailed by United States first-class mail, postage prepaid, or delivered personally by hand or nationally recognized courier or sent via facsimile, addressed to the address of each respective party set forth on the signature pages hereto, or at such other address as each party shall have furnished to the Company in writing. All such notices and other written communications shall be effective (i) if mailed, three (3) business days after mailing, (ii) if delivered, upon delivery, (iii) if sent by nationally recognized overnight delivery courier, one (1) business day after deposit with such courier and (iv) if sent by facsimile, upon confirmation of receipt printed/obtained from the transmitting machine.

          (b)    Nonwaiver.    No failure or delay on any Secured Party's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

          (c)    Amendments and Waivers.    The Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Debtor and the Majority Note Holders. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

          (d)    Assignments.    The Security Agreement shall be binding upon and inure to the benefit of Debtor and each Secured Party and their respective successors and assigns; provided, however, that

  Debtor may not sell, assign or delegate rights and obligations hereunder without the prior written consent of the Majority Note Holders.

          (e)    Severability.    If any provision of the Security Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          (f)    Counterparts.    The Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

          (g)    Entire Agreement.    The Security Agreement and each of the other Transaction Documents, taken together, constitute and contain the entire agreement of Debtor and each Secured Party and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

          (h)    Governing Law.    This Security Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules (except to the extent governed by the UCC).

          (i)    Attorneys' Fees.    In the event that any dispute among the parties to this Security Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Security Agreement, including without limitation, such reasonable fees and expenses of attorneys, which shall include, without limitation, all fees, costs and expenses of appeals, as well as costs of collection.

        IN WITNESS WHEREOF, Debtor and each Secured Party have caused this Security Agreement to be executed as of the day and year first above written.

ASPEON, INC.

By:	/s/ DONALD W. RUTHERFORD
Print Name:	Donald W. Rutherford
Title:	Chief Financial Officer
Address:	16832 Redhill Ave. Irvine, CA 92606
Facsimile:	(949) 440-8087

EXHIBIT A

COLLATERAL

        All right, title and interest of Debtor, including its domestic and foreign subsidiaries ("Subsidiaries"), now owned or hereafter acquired in and to all personal property of Debtor and Subsidiaries, whether presently existing or hereafter created, written, produced or acquired, including, but not limited to the following (collectively, the "Collateral"):

  (a)
  All equipment and fixtures (including, without limitation, furniture, vehicles and other machinery and office equipment), together with all additions and accessions thereto and replacements therefor;

  (b)
  All inventory, together with all additions and accessions thereto, replacements therefor, products thereof and documents therefor;

  (c)
  All accounts, chattel paper, contract rights and rights to the payment of money;

  (d)
  All documents, books, records, files and data of the Debtor and Subsidiaries, related to the business of the Debtor or the Subsidiaries, including, without limitation, the Debtor's business plan and the like;

  (e)
  All general intangibles, including, without limitation, (i) customer and supplier lists and contracts, books and records, insurance policies, tax refunds, contracts for the purchase of real or personal property; (ii) all patents, copyrights, trademarks, trade names, service marks and other intellectual property rights, (iii) all licenses to use, applications for, and other rights to, such patents, copyrights, trademarks, trade names and service marks, and (iv) all goodwill of Debtor and Subsidiaries;

  (f)
  All deposit accounts, money, instruments and documents; and

  (g)
  All proceeds of the foregoing (including, without limitation, whatever is receivable or received when Collateral or proceeds is sold, collected, exchanged, returned, substituted or otherwise disposed of, whether such disposition is voluntary or involuntary, including rights to payment and return premiums and insurance proceeds under insurance with respect to any Collateral, and all rights to payment with respect to any cause of action affecting or relating to the Collateral).

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SECURITY AGREEMENT
RECITALS
AGREEMENT
EXHIBIT A COLLATERAL